                                                                     EXHIBIT 3.6
                                                                     -----------



                                   G0077-1225


                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                 TO ARTICLES OF

                              GLW ACQUISITION CORP.
                              ---------------------


                  Jeffrey S. Silverman, President, and Herbert Dooskin, Secretary, of GLW ACQUISITION CORP., an Ohio corporation, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 17th day of December, 1986, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise one hundred percent (100%) of the voting power of the corporation on such proposal, the following resolutions were adopted to amend the articles:

                  RESOLVED, that the Articles of Incorporation be amended to change the name of this Corporation to Great Lakes Window, Inc.

                  IN WITNESS WHEREOF, said Jeffrey Silverman, President, and Herbert Dooskin, Secretary of GLW ACQUISITION CORP., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of this corporation to be hereunto affixed this 22nd day of December, 1986.


                                    By: /s/ Jeffrey S. Silverman
                                        ---------------------------------------
                                                   President


                                    By: /s/ Herbert Dooskin
                                        ---------------------------------------
                                                   Secretary


1637C

                                     CONSENT
                                     -------


                  Pursuant to the joint unanimous written action of the Board of Directors and Shareholders of Great Lakes Window Corp., an Ohio corporation, taken on November 25, 1986, Great Lakes Window Corp. hereby consents to the use of the name "Great Lakes Window, Inc." by GLW Acquisition Corp., an Ohio corporation. Certified this 22nd day of December, 1986. GREAT LAKES WINDOW CORP.


                                    By: /s/ Ralph Delman
                                        ---------------------------------------
                                        Ralph Delman, President


                                    By: /s/ David A. Katz
                                        ---------------------------------------
                                        David A. Katz, Secretary